EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12107 and 333-15237) of our report dated September 29, 1998, appearing on page F-2 of ACE*COMM Corporation's Annual Report on Form 10-K for the year ended June 30, 1998.



PricewaterhouseCoopers LLP

Washington, D.C.
September 29, 1998